                                                                 Exhibit 99.3


                          SOFTKEY INTERNATIONAL INC.
           PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF MARCH 31, 1996
                                (in thousands)
                                 (unaudited)


                                                       MECC
                                                     Including
                                                     Pro Forma     Combined
                                        SoftKey     Adjustments    Pro Forma
                                        -------     -----------    ---------
ASSETS
Current Assets:
  Cash and
    cash equivalents                    $ 77,479     $ 21,837      $   99,316
  Accounts receivable, net                45,069        5,923          50,992
  Inventories                             16,683        1,749          18,432
  Other current assets                    19,943          888          20,831
                                        --------     --------      ----------
                                         159,174       30,397         189,571
Property and equipment, net               19,657        3,206          22,863
Goodwill and other assets, net           642,009      225,612(a)      867,621
                                        --------     --------      ----------
                                         820,840      259,215       1,080,055
                                        ========     ========      ==========

LIABILITIES AND
STOCKHOLDERS'
EQUITY
Current Liabilities:
  Accounts payable and
    accrued liabilities                 $ 51,303     $  2,837      $   54,140
  Merger related accruals                 30,180       14,800(a)       44,980
  Current portion of long-
    term obligations                       1,002           --           1,002
  Revolving line of credit                25,000           --          25,000
  Other current liabilities                  265          636             901
                                        --------     --------      ----------
                                         107,750       18,273         126,023
Long-term obligations                    500,000                      500,000
Deferred Income taxes                     58,684          160          58,844
Other long-term obligations                2,351          301           2,652
                                        --------     --------      ----------
                                         561,035          461         561,496
Stockholders' equity                     152,055      240,481(a)      392,536
                                        --------     --------      ----------
                                        $820,840     $259,215      $1,080,055
                                        ========     ========      ==========


The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

                           SOFTKEY INTERNATIONAL INC.

                            PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                            FOR THE YEAR ENDED DECEMBER 31, 1995
                                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                                       (UNAUDITED)

                                SoftKey     The Learning Company      Compton's             tewi         Pro Forma
                                              (pre-acquisition)   (pre-acquisition)  (pre-acquisition)  Adjustments
                              ----------      ----------------    ---------------    ---------------    -----------

REVENUES                      $   167,042          $60,698            $23,204             $ 3,720        $       --
                              -----------           ------            -------             -------        ----------
COSTS AND EXPENSES:

     Costs of production           53,070           13,217             12,874               5,161                --

     Sales, marketing
      and support                  38,370           16,545             11,392               1,439                --

     General and
     administrative                20,813            8,324              9,559                 709                --

     Amortization and
     merger related charges       103,172               --              2,039                  --           321,830(b)

     Research and
     development                   12,487           11,738              1,244                  --                --
                              -----------           ------            -------             -------        ----------
                                  227,912           49,824             37,108               7,309           321,830
                              -----------           ------            -------             -------        ----------

     OPERATING
     INCOME(LOSS)                 (60,870)          10,874            (13,904)             (3,589)         (321,830)

     OTHER INCOME
     (EXPENSE), net                   705              686               (856)                (54)          (23,319)(c)
                              -----------           ------            -------             -------        ----------
     INCOME (LOSS)
     BEFORE TAXES                 (60,165)          11,560            (14,760)             (3,643)         (345,149)
                              -----------           ------            -------             -------        ----------
     PROVISION (BENEFIT)
     FOR INCOME TAXES               5,795            4,162             (5,134)                 --           (35,037)
                              -----------           ------            -------             -------        ----------
     NET INCOME (LOSS)        $   (65,960)          $7,398            $(9,626)            $(3,643)       $ (310,112)
                              ===========           ======            =======             =======        ==========

     NET INCOME (LOSS)
      PER SHARE-
     FULLY DILUTED            $     (2.65)
                              ===========
     WEIGHTED AVERAGE
     NUMBER OF COMMON
     AND COMMON
     EQUIVALENT SHARES
     OUTSTANDING-FULLY
     DILUTED                   24,855,000                                                                 4,632,000(d)
                              ===========                                                                ==========



                                       SoftKey, The Learning   MECC        Pro Forma         Combined
                                       Company, Compton's                 Adjustments        Pro Forma
                                       and tewi Combined
                                       ------------------     ------      -----------        ---------

REVENUES                                $   254,664            $33,815     $       --        $   288,479
                                        -----------            -------     ----------        -----------
COSTS AND EXPENSES:

     Costs of production                     84,322              6,769             --             91,091

     Sales, marketing
      and support                            67,746             11,588             --             79,334

     General and
     administrative                          39,405              2,937             --             42,342

     Amortization and
     merger related charges                 427,041                302        112,196(b)         539,539

     Research and
     development                             25,469              6,442             --             31,911
                                        -----------            -------     ----------        -----------
                                            643,983             28,038        112,196            784,217
                                        -----------            -------     ----------        -----------
     OPERATING
     INCOME(LOSS)                          (389,319)             5,777       (112,196)          (495,738)

     OTHER INCOME
     (EXPENSE), net                         (22,838)               969             --            (21,869)
                                        -----------            -------     ----------        -----------
     INCOME (LOSS)
     BEFORE TAXES                          (412,157)             6,746       (112,196)          (517,607)
                                        -----------            -------     ----------        -----------
     PROVISION (BENEFIT)
     FOR INCOME TAXES                       (30,214)             1,978             --            (28,236)
                                        -----------            -------     ----------        -----------
     NET INCOME (LOSS)                  $  (381,943)           $ 4,768     $ (112,196)       $  (489,371)
                                        ===========            =======     ==========        ===========

     NET INCOME (LOSS)
      PER SHARE-
     FULLY DILUTED                      $    (12.95)                                         $    (12.66)
                                        ===========                                          ===========
     WEIGHTED AVERAGE
     NUMBER OF COMMON
     AND COMMON
     EQUIVALENT SHARES
     OUTSTANDING-FULLY
     DILUTED                             29,487,000                         9,174,000(d)      38,661,000
                                        ===========                        ==========        ===========


                The accompanying notes are an integral part of
               these pro forma combined condensed consolidated
                            financial statements.

                          SOFTKEY INTERNATIONAL INC.
      PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE QUARTER ENDED MARCH 31, 1996
               (in thousands, except share and per share data)
                                 (unaudited)

                                                 MECC
                                              Including
                                              Pro Forma       Combined
                                SOFTKEY      Adjustments     Pro Forma
                              -----------    -----------    -----------
REVENUES                      $    71,133    $    6,051     $    77,184
                              -----------    ----------     -----------
COSTS AND EXPENSES:
  Costs of production              20,455         1,632          22,087
  Sales, marketing
    and support                    15,380         3,014          18,394
  General and
    administrative                  6,862           708           7,570
  Amortization and
    merger related
    charges                        90,512        28,503(b)      119,015
  Research and
    development                     7,897         1,867           9,764
                              -----------    ----------     -----------
                                  141,106        35,724         176,830
                              -----------    ----------     -----------
  OPERATING
    INCOME (LOSS)                 (69,973)      (29,673)        (99,646)
  OTHER INCOME
    (EXPENSE), net                 (6,348)          268          (6,080)
                              -----------    ----------     -----------
  INCOME (LOSS)
    BEFORE TAXES                  (76,321)      (29,405)       (105,726)
                              -----------    ----------     -----------
  PROVISION (BENEFIT) FOR
    INCOME TAXES                       --          (421)           (421)
                              -----------       -------     -----------
  NET INCOME (LOSS)           $   (76,321)   $  (28,984)    $  (105,305)
                              ===========    ==========     ===========

  NET INCOME (LOSS)
    PER SHARE-FULLY
    DILUTED                   $     (2.32)                  $      (2.50)
                              ===========                   ============

  WEIGHTED AVERAGE
    NUMBER OF COMMON
    AND COMMON
    EQUIVALENT SHARES
    OUTSTANDING-FULLY
    DILUTED                    32,874,000     9,174,000(d)   42,048,000
                              ===========    ==========     ===========

   The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

                           SOFTKEY INTERNATIONAL INC.

                           NOTES TO PRO FORMA COMBINED
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                 (In thousands, except share and per share data)
                                   (unaudited)

A.   PRO FORMA BASIS OF PRESENTATION AND ADJUSTMENTS

     On May 17, 1996, pursuant to the previously announced Agreement and Plan of Merger, dated as of October 30, 1995 (the "Merger Agreement"), by and among SoftKey International Inc. ("SoftKey"), SchoolCo Inc., a wholly owned subsidiary of SoftKey ("SchoolCo"), and Minnesota Educational Computing Corporation (MECC) ("MECC"), a publisher and distributor of high quality educational software for children, SchoolCo was merged with and into MECC (the "Merger"), with MECC surviving the Merger as a wholly owned subsidiary of SoftKey. Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each share of common stock, par value $.01 per share, of MECC ("MECC Common Shares") outstanding immediately prior to the Effective Time, was converted into the right to receive 1.14286 shares of common stock, par value $.01 per share, of SoftKey ("SoftKey Common Stock"). The total estimated purchase price, including other consideration and costs, is approximately $260,000 (based on the market value of SoftKey Common Stock at the time the parties reached agreement regarding the framework of a plan to implement SoftKey's strategic plan with respect to the integration of the operations of MECC and other acquired businesses of SoftKey into those of SoftKey). The transaction will be accounted for as a purchase.

     On December 28, 1995, SoftKey purchased Compton's NewMedia, Inc. and Compton's Learning Company (collectively, "Compton's"), developers and publishers of educational multimedia titles and each a wholly owned subsidiary of Tribune Company, in exchange for a total of 5,052,697 shares of SoftKey Common Stock (which included 587,036 shares issued to settle $14,000 of intercompany debt to Tribune Company) and executed a promissory, which note was, in accordance with its terms, settled as of April 5, 1996 by the issuance of approximately 158,099 shares of Softkey Common Stock, note to Tribune Company for $3,000 for cancellation of intercompany indebtedness, which note was, in accordance with its terms, settled as of April 5, 1996 by the issuance of approximately 158,099 shares of SoftKey Common Stock. Total purchase price was $104,394, including transaction costs, deferred income taxes related to identifiable intangible assets acquired, settlement of certain intercompany debt to Tribune Company and assumption of net liabilities of Compton's. The transaction was accounted for as a purchase.

     On December 22, 1995, SoftKey acquired approximately a 95% interest in The Learning Company ("TLC"), a leading developer of educational software products for use at home and school, as the first step in a two-step, all cash transaction resulting in SoftKey owning, effective as of December 27, 1995, the entire equity interest of TLC. Under the terms of the merger agreement between SoftKey and TLC, SoftKey purchased all of the outstanding shares of TLC for total consideration of $684,066, including estimated transaction and other related costs, value of stock options acquired and deferred income taxes related to identifiable intangible assets acquired. These shares represent all of TLC shares outstanding, including vested stock options, as of December 27, 1995. Approximately 1.1 million unvested stock options of TLC were converted into options to purchase 3,123,000 shares of SoftKey Common Stock, based on the merger consideration of $67.50 per share, and were vested on January 26, 1996.

     In addition, on December 28, 1995, SoftKey announced that Tribune
Company had made a strategic $150,000 investment in SoftKey in connection with SoftKey's acquisition of TLC. Tribune Company's investment is in the form of $150,000 principal amount of 5 1/2% Senior Convertible/Exchangeable Notes Due 2000. The notes are either convertible into SoftKey Common Stock at a conversion price of $53 per share or exchangeable for shares of a newly designated series of preferred stock of SoftKey which is itself convertible into SoftKey Common Stock.

     On July 21, 1995, SoftKey acquired tewi Verlag GmbH, a distributor of CD-ROM software and computer-related books, located in Munich, Germany ("tewi"). The purchase price was settled by a combination of cash and issuance of common stock. SoftKey issued 99,045 shares of SoftKey Common Stock valued at $3,640 and may issue additional shares of SoftKey Common Stock to a former shareholder of tewi pursuant to an earn-out agreement. SoftKey paid cash consideration of $12,688 for tewi. The additional shares issuable under the earn-out agreement have been treated as contingent consideration and will be recorded as goodwill if and when certain future conditions are met.

     The pro forma combined condensed consolidated balance sheet includes the financial statements of SoftKey and MECC at March 31, 1996, as if the acquisition had occurred on March 31, 1996.

     The pro forma combined condensed consolidated statement of operations for the year ended December 31, 1995 sets forth the results of operations for the year ended December 31, 1995, as if the acquisition of MECC, Compton's, tewi and TLC by SoftKey had occurred at the beginning of such period. The pro forma combined condensed consolidated statement of operations for the quarter ended March 31, 1996 sets forth results of operations for the quarter ended March 31, 1996 as if the acquisition of MECC had occurred at the beginning of such period.

     The pro forma combined condensed consolidated financial statements are intended for information purposes and are not necessarily indicative of the future consolidated financial position or future results of operations of the combined entity. These combined condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in SoftKey's Current Reports on Form 8-K/A dated October 4, 1995 and January 25, 1996, SoftKey's Annual Report on Form 10-K for the year ended January 6, 1996 and SoftKey's Quarterly Report on Form 10-Q for the quarter ended April 6, 1996, MECC's financial statements for the year ended March 31, 1995 and for the nine month period ended December 31, 1995, TLC's Annual Report on Form 10-K for the year ended June 30, 1995, as amended by Form 10-K/A dated November 7, 1995, and TLC's Quarterly Report on Form 10-Q for the three month period ended September 30, 1995.

B. PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a) The pro forma combined condensed consolidated balance sheet reflects the purchase of MECC, as if the transaction had occurred as of March 31, 1996. The pro forma adjustment to reflect the excess purchase price over the estimated fair value of net assets of $224,392 for MECC is reflected in goodwill and other assets. The ultimate allocation of the purchase price for each of the acquisitions to the net assets acquired, goodwill, other intangible assets and a charge for incomplete technology is subject to final determination of their respective fair values. Approximately $14,800 has been included in the purchase price related to estimated transaction related costs, including investment banking and legal fees, related out-of-pocket expenses and restructuring costs.

     (b) The pro forma combined condensed consolidated statement of operations for the year ended December 31, 1995 has been prepared assuming the acquisitions of MECC, Compton's, TLC and tewi were consummated at the beginning of the fiscal year ended December 31, 1995. The pro forma combined condensed consolidated statement of operations for the quarter ended March 31, 1996 has been prepared assuming the acquisition of MECC was consummated at the beginning of such quarter. Pro forma adjustments for each of the acquisitions reflect the amortization of the identifiable intangible assets acquired and goodwill related to TLC, Compton's and tewi over the estimated useful life of two years on a straight-line basis. Pro forma adjustments also include amortization of the excess purchase price over the estimated fair value of the net assets acquired of MECC over the estimated useful life of two years on a straight-line basis. Pro forma adjustments include amortization and merger related charges of $28,049 for the quarter ended March 31, 1996. Any allocation of the purchase price to the fair value of incomplete technology related to MECC could result in a material charge to operations and a corresponding reduction in the amounts to be amortized. There were no intercorporate transactions that required elimination.

     SoftKey has performed an evaluation of the estimated period of benefit and the estimated useful life of goodwill and other identifiable intangible assets acquired in and resulting from the acquisition of MECC, tewi, TLC and Compton's based upon the following factors. The consumer software industry has recently undergone significant change evidenced by increased competition, changes in technology platforms, the increase of on-line and Internet usage, reductions in product life cycles and a rapidly changing demand preference of its customer base. These factors limit SoftKey's ability to predict the degree of success of future performance beyond a short period of time. SoftKey also intends to implement or is in the process of a corporate restructuring of the businesses acquired that will result in closure of certain facilities, reduction in personnel and consolidation of practices. There is no guarantee that the Company will be successful in this restructuring. These uncertainties and factors are reflected in the period of time that SoftKey can reasonably estimate for the estimated useful life of goodwill and other identifiable intangible assets. Accordingly, SoftKey has determined that estimated useful life of goodwill to be two years and certain other intangible assets to be in the range of two to seven years.

     (c) The adjustment for $27,500 represents the related interest cost associated with the issuance of the October Notes and the Tribune Notes described below.

     On October 23, 1995 SoftKey issued $350,000 5 1/2% Senior Convertible Notes Due 2000 (the "October Notes"). The pro forma combined consolidated statements of operations include the interest expense associated with the October Notes as if the issuance occurred at the beginning of the period indicated. Interest income associated with the proceeds from the October Notes which would substantially offset the interest expense is not included in the pro forma statements of operations. Transaction related costs of $11,625 for investment banker fees, accounting and legal fees, and other various transaction costs have been deferred and are being amortized over the term of the October Notes.

     On December 28, 1995, Tribune Company made a $150,000 strategic investment in SoftKey in the form of $150,000 principal amount of 5 1/2% Senior Convertible/Exchangeable Notes Due 2000 (the "Tribune Notes"). The pro forma combined condensed consolidated statements of operations include the interest expense associated with the Tribune Notes as if the issuance occurred at the beginning of the period indicated. Transaction related costs of $1,000 for accounting and legal fees, and other various transaction costs have been deferred and are being amortized over the term of the Tribune Notes.

     (d) The pro forma combined condensed consolidated statement of operations for the year ended December 31, 1995 includes an adjustment to add back the common stock equivalents in the fully diluted earnings per share computation as the combined entity is in a loss position, and therefore the inclusion of common stock equivalents would be antidilutive.

     In connection with acquisition of Compton's, SoftKey repaid $14,000 of intercompany debt to Tribune Company by issuing 587,036 additional shares of SoftKey Common Stock and executed a promissory note to Tribune Company for $3,000 related to cancellation of intercompany debt, which note was, in accordance with its terms, settled as of April 5, 1996 by the issuance of approximately 158,099 shares of SoftKey Common Stock to Tribune Company.

     The pro forma share adjustments include, among other things, the issuance of 4,465,661 shares of SoftKey Common Stock for the acquisition of Compton's, and approximately 9,174,000 shares for the acquisition of MECC.